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                                                                     EXHIBIT 5.1



              [LETTERHEAD OF VORYS, SATER, SEYMOUR AND PEASE LLP]








                                 (614) 464-6400

                                 July 30, 1998


Abercrombie & Fitch Co.
Four Limited Parkway East
Reynoldsburg, OH  43068

     Re: Form S-8 Registration Statement under the Securities Act of 1933 for the Abercrombie & Fitch Co. Associate Stock Purchase Plan and the Abercrombie & Fitch Co. Savings and Retirement Plan

Ladies and Gentlemen:

     We have acted as counsel for Abercrombie & Fitch Co., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to 500,000 shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), under the Abercrombie & Fitch Co. Associate Stock Purchase Plan and the Abercrombie & Fitch Co. Savings and Retirement Plan (collectively, the "Plans"), which Common Stock is being registered under the Securities Act of 1933 (the "Act") on a Registration Statement on Form S-8 (the "Registration Statement").

     This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Act (the "Rules and Regulations").

     In connection with the preparation of this opinion, we have examined an original or copy of and have relied upon the accuracy of, without independent verification or investigation:

    (1) The Registration Statement filed with the Securities and Exchange Commission through the EDGAR system under the Act on the date hereof.


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Abercrombie & Fitch Co.
July 30, 1998
Page 2

    (2) The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as currently in effect.

    (3)   The Plans.

    (4) The resolutions adopted by the Company's Board of Directors relating to the issuance of the Common Stock and the approval of the Plans.

    (5) Such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.

     In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as copies and the authenticity of such originals of such latter documents; and (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us. As to the facts material to our opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

     Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 500,000 shares of Common Stock to be issued under the terms of the Plans are duly authorized and, when issued in accordance with the terms and conditions of the Plans, will be validly issued, fully paid and nonassessable.

     This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the securities of the Company pursuant to the Plans and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

     We are members of the Bar of the State of Ohio and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Ohio and the United States of America; except that for purposes of this opinion, we have reviewed the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement and to the reference to us in the Registration Statement. By giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations.

                                   Very truly yours,


                                   VORYS, SATER, SEYMOUR AND PEASE LLP

ETF:i